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                                                                   EX-99.23.j.i
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 23 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (file No. 333-85083), including the references to our firm under the heading "Accountants" in the Statement of Additional Information of the Paragon Fund.

  /s/       .........
McCurdy & Associates CPA's, Inc.

Westlake, Ohio
July 25, 2001